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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : December 4, 2007

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year

On December 4, 2007, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) approved amendments to Article II, Sections 2 and 5 of the Company’s By-laws (the “By-laws”) to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board. The Corporate Governance Committee or another committee designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board.

The By-laws were also amended, among other things, to allow the directors to act by electronic transmission and to make mandatory the prepayment by the Company of actual and reasonable expenses incurred by officers and employees of the Company in defending certain litigation and proceedings in advance of the final disposition of such litigation or proceedings if certain conditions are met. Prior to the amendment, the advancement of expenses to officers and employees of the Company was discretionary on the part of the Board.

The amended By-laws are effective as of December 4, 2007. The foregoing summary of the amended By-laws does not purport to be a complete description thereof and the summary is qualified in its entirety by reference to the full text of the amended By-laws which are attached as Exhibit 3.1(ii) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

3.1(ii)	The Western Union Company By-laws, as amended on December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 07, 2007	THE WESTERN UNION COMPANY

	By:	/s/ Sarah J. Kilgore
Sarah J. Kilgore
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1(ii)	The Western Union Company By-laws, as amended on December 4, 2007.

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